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                                                                Exhibit 10.11(c)



                              Richard R. Dunning
                          9400 N. Broadway Extension
                                   Suite 800
                         Oklahoma City, Oklahoma 73114


                              September 29, 1999



Anthony "Skeeter" Lasuzzo
9400 N. Broadway Extension
Suite 800
Oklahoma City, Oklahoma 73114



Dear Skeeter:

     Reference is made to the Consulting Agreement, dated April 1, 1999, between you and Indian Oil Company (the "Company"). Please consider this letter as written confirmation of my agreement to grant you the option to purchase, subject to the terms and conditions described below, shares of my Company stock immediately prior to the Reorganization or liquidation of the Company or the occurrence of certain other transactions described below (all capitalized terms used in this letter and not otherwise defined shall have the same meaning as set forth in the Consulting Agreement and the attachment hereto).

     If the Consulting Agreement is terminated under Section 7.6 (which would be a termination upon the occurrence of the Reorganization), Section 7.1(b) (which would be a termination upon consummation of liquidation of the Company), or
Section 7.7 (which would be a termination upon the occurrence of a transaction [an "Other Transaction"] of the type described in Section 7.7 of the Consulting Agreement), then you will have the option to purchase from me that number of shares of Company stock owned by me determined as follows:

     1. If the Debt equals the Company's Value or the Debt exceeds the Company's Value by less than $1,000,000 (calculated as of the Reorganization, liquidation or closing of the Other Transaction), then you will have the option to purchase that number of shares of Company stock owned by me that has a value, determined upon consummation of the Reorganization, liquidation, or the Other Transaction, equal to $75,000.
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                                                              September __, 1999
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     2.   If the Debt exceeds the Company's Value by $1,000,000 or more
(calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then your options will terminate and you will not have the option to purchase any shares of Company stock (or any other stock) owned by me.

     3. If the Company's Value exceeds the Debt by less than $3,000,000 (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then you will have the option to purchase that number of shares of Company stock owned by me that has a value, determined upon consummation of the Reorganization, liquidation, or closing of the Other Transaction, equal to the sum of (i) $75,000 plus (ii) 2.5% times the amount that the Company's Value exceeds the Debt.

     4. If the Company's Value exceeds the Debt by $3,000,000 or more (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then you will have the option to purchase that number of shares of Company stock owned by me that has a value, determined upon consummation of the Reorganization, liquidation, or closing of the Other Transaction, equal to $150,000.

     Consider these examples:

     1. If the Company's Value is $29,500,000 and the Debt is $30,000,000 (i.e., the Debt exceeds the Company's Value by $500,000, which is less than $1,000,000) (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then you will have the option to purchase that number of shares of Company stock owned by me valued at $75,000.

     2. If the Debt is $31,500,000 (or greater) and the Company's Value is $30,500,000 (i.e., the Debt exceeds the Company's Value by $1,000,000 or more) (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then your options will terminate and you will have no options to purchase any shares of Company stock owned by me.

     3. If the Company's Value is $33,000,000 and the Debt is $30,500,000 (i.e., the Company's Value exceeds the Debt by $2,500,000, which is less than $3,000,000) (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then you will have the option to purchase that number of shares of Company stock owned by me valued at the sum of (i) $75,000 plus (ii) 2.5% times $2,500,000. In other words, you
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                                                              September __, 1999
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would have the option to purchase that number of shares of Company stock owned by me valued at $137,500.

     4. If the Company's Value is $33,500,000 (or greater) and the Debt is $30,500,000 (i.e., the Company's Value exceeds the Debt by $3,000,000 or more) (calculated as of the consummation of the Reorganization, liquidation, or closing of the Other Transaction), then you would have the option to purchase that number of shares of Company stock owned by me valued at $150,000.

     Your option to purchase shares of Company stock owned by me may only be exercised in whole, and not in part, and must be exercised at least three (3) days prior to commencement of the liquidation of the Company or closing of the Reorganization or Other Transaction. I agree to give you notice at least ten
(10) days prior to closing of the Reorganization or Other Transaction or consummation of the liquidation of the Company.

     Your notice to me to exercise your option must be accompanied by a written statement that the shares are being purchased for investment and not with a view to distribution. Upon the exercise of such options, we agree to consummate the purchase and sale of the applicable shares pursuant to terms and conditions mutually agreeable to us at a closing. The closing shall occur as soon as possible after the delivery of the notice to me. At the closing, I will deliver to you a duly endorsed certificate or certificates representing the number of shares of Company stock being purchased, and you agree to pay the purchase price to me in cash or its equivalent. However, and notwithstanding anything to the contrary herein, upon your exercise of the options granted hereunder, I may, in my sole discretion, deliver to you the required amount in cash or certified funds (i.e., $75,000 in the case of the first example above) in lieu of delivering to you any shares of my Company stock. The delivery to you of the required amount in cash or certified funds in lieu of Company stock will completely extinguish any obligation to deliver any Company stock to you upon your exercise of the option.

     The price per share at which the shares of Company stock subject to this option may be purchased shall be $1.00. The option price shall be paid in cash or its equivalent. If I choose to deliver the required amount in cash or certified funds in lieu of delivering Company stock to you, you will be refunded any option price paid by you.

     If you exercise your options to purchase Company stock prior to the closing of the Reorganization, then you understand that you
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                                                              September __, 1999
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will be required to enter into various agreements in connection with the
Reorganization, such as a stock purchase agreement and a lock-up agreement. You agree to promptly enter into such agreements.

     Notwithstanding anything to the contrary herein, the options that I have granted you under this letter shall terminate and lapse automatically on March 2, 2001.

     Please sign below to confirm that this letter accurately reflects our agreement.

                                    Sincerely,



                                    Richard R. Dunning



Agreed to and accepted by:


______________________________
Anthony "Skeeter" Lasuzzo
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                                   APPENDIX

     "Company's Value" - the aggregate value of the Reserve Report as determined
      ---------------
by independent third party engineers and as required under the Merger Agreement.

     "Debt" - (i) the amount required at the commencement of the liquidation or
      ----
closing of the Reorganization or Other Transaction to repay in full the Company's debt to Bank One, Oklahoma, N.A.; plus (ii) the amount required at the commencement of the liquidation or closing of the Reorganization or Other Transaction to repay in full the Company's debt to MidFirst Bank; plus (iii) $6,000,000, less the amount of Contingent Production Payments, as defined in the Merger Agreement, paid by the Company to the Coral Group, as defined in the Merger Agreement; plus (iv) $3,000,000; less (v) the amount at the commencement of the liquidation or closing of the Reorganization or Other Transaction of the Company's Net Working Capital, as defined in the Merger Agreement, and the amount required to make the gas balancing computations in the manner and as required by the Merger Agreement.

     "Merger Agreement" - that certain Agreement and Plan of Merger among the
      ----------------
Company, Coral Reserves, Inc., Coral Reserves Energy Corp., and Coral Group, Ltd., dated February 15, 1999.

     "Reserve Report" - the engineering reports required by the Merger Agreement
      --------------
and prepared by independent third parties engineers setting forth:

          (i) The proven oil and gas reserves attributable to the oil and gas properties of the Company;

          (ii) the aggregate present value, determined on the basis of stated pricing assumptions, of the future net income with respect to such oil and gas properties, discounted as a stated per annum discount rate of proven reserves; and

          (iii) projections of the annual rate of production, gross income and net income with respect to such proven reserves.



For purposes of calculating the number of shares to be delivered to you, we agree to use, to the extent practicable and to extent consistent with the calculations required under the Merger Agreement, the above definitions to determine the value of the Company stock. For instance, assume that the Company's Value is $33,500,000 and the Debt is $30,000,000, and thus you are entitled to $150,000 of Company stock (also assume that I do not elect to pay you cash in lieu of such Company stock). Assume that there are 65,643 shares of Company stock outstanding. Because each share of Company stock would be worth $53.32 ($3,500,000 divided by 65,643),
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you would have the option to purchase from me 2,813 shares ($150,000 divided by
$53.32) of Company stock.